UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2015

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On January 22, 2015, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2014. That press release is attached to this Report as Exhibit 99.1

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 21, 2015, the Board of Directors of the Company approved amendments to the Company’s Bylaws, which were effective upon adoption. The following is a summary of the amendments, which summary is qualified by reference to the Bylaws. The Bylaws, in amended and restated form, are filed herewith as Exhibit 3.2.

•	Article II- Section 1(d) was amended to include a qualification requirement for a director that he or she maintain a residence in the State of New Jersey.

•	Article II- Section 4 was amended to allow notice by overnight delivery or e-mail.

•	Article II- Section 6 was amended to change “similar communications equipment” to “other communications equipment.”

•	Article III- Section 2 was amended to require that a quorum for a meeting of a committee of the Board of Directors be no less than two members.

•	Article IV was amended throughout to reflect that the Chairman may be separate from the CEO and that the Chairman may not be an officer, and that the CEO may be separate from the President.

•	Article V – Section 1 was amended to provide that the CEO may sign the Company’s stock certificate.

ITEM 8.01	OTHER EVENTS

In the press release described in Item 2.02, the Company also announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.13 per share and will be payable on February 13, 2015 to the stockholders of record at the close of business on February 2, 2015.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

3.2	Bylaws of OceanFirst Financial Corp.

99.1	Press Release dated January 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: January 23, 2015

Exhibit Index

Exhibit	Description

3.2	Bylaws of OceanFirst Financial Corp.

99.1	Press Release dated January 22, 2015.